EXHIBIT 10.29

PURCHASE AND SALE AGREEMETN WITH MODIFICATIONS

TO MASTER AGREEMENT TO LEASE

This PURCHASE AND SALE AGREEMENT (herein and as the same may be modified or amended, the “Agreement”) is entered into by and between NATIONAL HEALTH INVESTORS, INC., a Maryland corporation, whose address is 222 Robert Rose Drive, Murfreesboro, Tennessee 37129 (herein “NHI” or “Seller”) and NATIONAL HEALTHCARE CORPORATION, a Delaware corporation, whose address is City Center, 100 Vine Street, Murfreesboro, Tennessee 37130 (herein “NHC” or “Purchaser”), this 26 day of December, 2012.

RECITALS

A.

Seller, as Landlord, and Purchaser, as Tenant, are parties to that certain Master Agreement to Lease dated October 17, 1991 (as amended, the “Master Lease”).

B.

Under the Master Lease, NHI has leased forty-one (41) healthcare facilities in multiple states and locations to NHC including, but not limited to, the following facilities:

(i)

NHC HealthCare, Columbia
101 Walnut Lane
Columbia, Tennessee 38401

(ii)

NHC HealthCare, Hillview
2710 Trotwood Avenue
Columbia, Tennessee 38401

(iii)

NHC HealthCare, Knoxville
809 Emerald Avenue, N.E.
Knoxville, Tennessee 37917

(iv)

NHC HealthCare, Springfield
608 Eighth Avenue East
Springfield, Tennessee 37172

(v)

NHC HealthCare, Madisonville
419 N. Seminary Street
Madisonville, Kentucky 42431

(vi)

NHC HealthCare, Rossville
1425 McFarland Avenue
Rossville, Georgia 30741

The above six (6) facilities are referred to collectively as the “Sale Facilities.”

Seller and Purchaser have agreed that Seller shall sell the Sale Facilities to Purchaser and Purchaser shall purchase the Sale Facilities from Seller, and that the Master Lease shall be amended simultaneously with the execution of this Agreement to extend the term and revise the rent due thereunder.

C.

Purchaser and Seller are entering this Agreement to set forth the terms and conditions of the sale of the Sale Facilities and the provisions to amend and modify the Master Lease.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants of the parties set forth herein,

IT IS HEREBY AGREED AS FOLLOWS:

AGREEMENT

1.

PURCHASE AND SALE.

(a)

On the terms and conditions set forth herein, on the Closing Date (as defined below) Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following:

(i)

The parcels of real property described on the attached Exhibits A-1 to A-6 (the “Real Property”) which parcels are located in the respective states shown on Exhibits A-1 to A-6 (as to any of the Sale Facilities, its “State”), together with all tenements, hereditaments, rights, privileges, interests, easements and appurtenances now or hereafter belonging or in any way pertaining to the Real Property and/or the Sale Facilities;

(ii)

All improvements now located on any of the Real Property (the “Improvements”);

(iii)

All fixtures (the “Fixtures”) attached or appurtenant to the Real Property which constitute real estate under the laws of the State where the Real Property is located;

(iv)

All furnishings, equipment, tools, machinery, fixtures, appliances, bed linens, inventory, food, housekeeping supplies, and all other tangible personal property, if any, located on or about the Real Property or the Sale Facilities which is owned by Seller (collectively, the “Personal Property”), if any;

(v)

All of the permits, licenses, approvals, entitlements, certifications and other governmental and quasi-governmental authorizations including, without limitation, certificates of need, certificates of occupancy and other similar permits relating to all or any part of the Real Property or the Sale Facilities if issued to or held by Seller and to the extent the same are transferrable, and all amendments, modifications, supplements, general conditions and addenda thereto, required in connection with the ownership and the operation of the Sale Facilities (the “Permits and Approvals”).  As used herein, “quasi-governmental” shall include the providers of all utility services to the Real Property;

(vi)

Original and, to the extent in Seller’s possession or under Seller’s control, copies of all reports, drawings, plans, blueprints, studies, specifications, certificates of occupancy, building permits and grading permits relating to all or any part of the Real Property or the Sale Facilities and all amendments, modifications, supplements, general conditions and addenda thereto, if any (the “Reports and Studies”);

(vii)

All warranties, representations and guaranties with respect to the ownership of the Real Property and the Sale Facilities, whether express or implied, which Seller now holds or under which Seller is the beneficiary, if any (the “Warranties”);

(viii)

All of Seller’s legal and equitable claims, causes of action, and rights against the architects, engineers, designers, contractors, subcontractors, suppliers and materialmen and any other party who has supplied labor, services, materials or equipment, directly or indirectly, in connection with the design, planning, construction or ownership of all or any part of the Real Property and the Sale Facilities, if any (the “Claims”); and

(ix)

All rights to lien waivers, surety agreements, bonds, warranties, guaranties, utility use agreements, covenants, commitments, permits, certificates, approvals, and other intangible personal property of every kind and nature whatsoever owned by Seller as of the date of this Agreement or hereafter acquired, which can be legally transferred and which relate directly to the ownership and operation of the Sale Facilities, if any (the “Intangible Property”).

Hereinafter the assets described in Section 1(a)(i) through (ix) shall sometimes be collectively referred to as “Seller’s Assets.”

(b)

Purchaser acknowledges and agrees that the Seller’s Assets shall not include any of (i) Seller’s cash, (ii) Seller’s accounts receivable arising from the Master Lease prior to the Closing Date (as defined below), or (iii) personal property of Buyer, if any, located at the Sale Facilities.

2.

PURCHASE PRICE.

(a)

Purchase Price.  The purchase price (the “Purchase Price”) payable by Purchaser for Seller’s Assets shall be Twenty One Million and No/100 Dollars ($21,000,000.00) (the “Purchase Price”) which shall be payable as follows:

(i)

No Deposit.  No earnest money deposit is required to be paid by Purchaser for credit against the Purchase Price.

(ii)

Time For Payment.  The Purchase Price of Twenty One Million and No/100 Dollars ($21,000,000.00) shall be paid by wire transfer of immediately available funds at Closing.

(b)

Allocation of Purchase Price.  The Purchase Price shall be allocated among the Seller’s Assets in accordance with the allocation determined by Seller and set forth in Schedule 2(b).  Purchaser and Seller shall report the federal, state and local income and other tax consequences of the purchase and sale contemplated hereby in a manner consistent with such allocation and shall not take any position inconsistent therewith upon examination of any tax return, in any refund claim, in any litigation, or otherwise.

3.

CLOSING.

(a)

The Closing Date.  Provided all of the conditions to closing set forth in Section 11 of this Agreement have been satisfied or waived, the closing (the “Closing”) of the transaction shall take place on Tuesday, December 31, 2013 (the “Closing Date”), but to be effective at 12:00:01 a.m. on January 1, 2014;

(b)

The Closing Process.  The Closing shall occur through escrow and accordingly, at or prior to the Closing Date, the Parties shall deposit in escrow with First American Title Insurance Company (the “Title Company”) (NCS office, 414 Union Street, Nashville, Tennessee) all documents and monies necessary to close this transaction as herein provided. Time is of the essence of this Agreement. Closing shall occur in accordance with the procedures and instructions given by the Parties to the Title Company prior to Closing.

4.

CONVEYANCES/DELIVERIES FOR CLOSING.

(a)

Seller’s Closing Deliveries.  Prior to the Closing Date, Seller shall deliver the following documents to the Title Company for recording and/or delivery to Purchaser:

(i)

an executed counterpart of this Agreement;

(ii)

an executed counterpart of the Amendment No. 6 described in Section 15 below;

(iii)

a Special Warranty Deed for each Sale Facility, with respect to the Real Property, including the Improvements and Fixtures, (the “Deed”), in the form attached hereto as Exhibit B;

(iv)

one or more Bills of Sale for each Sale Facility with respect to the balance of the Seller’s Assets (the “Bills of Sale”), in the form attached hereto as Exhibit C;

(v)

an affidavit executed by Seller under penalty of perjury, stating Seller’s United States taxpayer identification numbers and that Seller is not a foreign person, in accordance with the Internal Revenue Code, Section 1445(b)(2), in the form attached hereto as Exhibit D (the “FIRPTA Affidavit”);

(vi)

If Purchaser elects to buy at Purchaser’s cost Owner’s Title Insurance Coverage, an Owner’s Affidavit for each Sale Facility duly executed by the Seller in such form and content as may be reasonably required by the Title Company;

(vii)

If Purchaser elects to buy at Purchaser’s cost Owner’s Title Insurance Coverage, a Gap Indemnity for each Sale Facility duly executed by the Seller in such form and content as may be reasonably required by the Title Company;

(viii)

If Purchaser elects to buy at Purchaser’s cost Owner’s Title Insurance Coverage, such other affidavits and indemnities and other documents as may be customarily and reasonably required for the issuance of the Title Policy in accordance with the terms of this Agreement;

(ix)

one or more closing statements duly executed by the Seller;

(x)

if required, an excise tax affidavit for each Sale Facility duly executed by the Seller in the form proscribed by the Kentucky or Georgia Department of Revenue, as applicable (the “Excise Tax Affidavit”); and

(xi)

documentation, reasonably acceptable to Purchaser, if applicable,  and the Title Company, confirming the authority of Seller to execute and deliver this Agreement and all of the documents described in this Section 4 and to consummate the transaction.  In the event any still existing subsidiary entity of Seller holds any interest in any of the Seller’s Assets, Seller shall cause such entity to join in the deed or other conveyance and transfer documents.

(b)

Purchaser’s Deliveries.  On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Title Company for recording and/or delivery to Seller the following:

(i)

The Purchase Price;

(ii)

One or more closing statements duly executed by Purchaser; and

(iii)

Documentation, reasonably acceptable to Seller and, if applicable, the Title Company, confirming the authority of Purchaser to execute and deliver this Agreement and all of the documents described in this Section 4 and to consummate the transaction.

5.

CLOSING COSTS AND PRORATIONS.

(a)

Costs and Expenses.  All costs and expenses associated with the sale of Seller’s Assets to Purchaser, including, without limitation, all title insurance premiums, title commitment costs, search fees, real estate excise taxes, transfer taxes and escrow fees, shall be allocated between Seller and Purchaser as follows:

(i)

Purchaser shall pay any state or county recording, privilege and excise taxes due upon the conveyance of the Real Property and the Sale Facilities to Purchaser or recordation of the Deeds therefor;

(ii)

If Purchaser elects to obtain title insurance coverage, Purchaser shall pay the premiums for an ALTA extended coverage owner’s policy of title insurance for each Sale Facility, together with all endorsements to such policies;

(iii)

Purchaser shall pay for all costs of the Title Commitments to be provided under Section 11 below, including, but not limited to search fees, if not included in the premium for owner’s title insurance paid by Purchaser under (ii) above.

(iv)

If Purchaser elects to have the Sale Facilities surveyed, Purchaser shall pay for the cost of the ALTA survey of the Real Property and the Sale Facilities required in order for the Title Company to issue extended coverage policies of title insurance if Purchaser desires the Title Company to delete the standard survey exception from the title policy exception schedule;

(v)

Purchaser shall pay the premium for any lender’s title insurance coverage which Purchaser may be required to obtain;

(vi)

Purchaser shall pay all of the costs associated with its review and investigation of any of the Sale Facilities;

(vii)

Purchaser shall pay any sales tax due upon the sale of the Personal Property, if any,  to Purchaser;

(viii)

Seller shall pay at Closing the outstanding principal balance, any accrued and unpaid interest and fees and any prepayment penalties or prepayment or exit fees for any loan or obligation created or assumed by Seller and secured by a lien, mortgage or deed of trust encumbering any of the Sale Facilities; and

(ix)

Purchaser and Seller shall each pay their own legal fees and expenses.

(b)

Prorations and Adjustments.  Purchaser has been in possession of and has operated each of the Sale Facilities from or before the date the Master Lease term began.  The Master Lease requires Purchaser, as Tenant, to pay all property taxes and other impositions payable in relation to the Sale Facilities, and all insurance costs, utility fees and maintenance costs.  Accordingly, there is no need to allocate or prorate any revenues of Purchaser relating to any of the Sale Facilities or any of the costs or expenses of running or operating any of the Sale Facilities.  Seller shall be entitled to collect any and all rent due under the Master Lease allocable to the Sale Facilities, including, but not limited to, Base Rent and Percentage Rent, and accruing through December 31, 2013, or if the closing is delayed, such later date the closing occurs.

6.

POSSESSION.

Purchaser is already in possession of the Sale Facilities as Tenant under the Master Lease.  On the Closing Date, Seller shall deliver to Purchaser possession of any of Seller’s Assets which Purchaser does not already possess.

7.

REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller hereby warrants and represents to Purchaser that:

(a)

Authority.  Seller has full power and authority to execute and deliver this Agreement and all related documents, and to carry out the transactions contemplated herein.  This Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by creditors’ rights laws or general principals of equity.  The execution of this Agreement and the consummation of the transactions contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Seller’s corporate formation documents or of any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of the assets of Seller may be bound or affected.

(b)

Necessary Action.  Seller will make all reasonable efforts, with all due diligence, to take all action and obtain all consents prior to the Closing Date necessary for it to lawfully enter into and carry out the terms of this Agreement.

(c)

Litigation.  Except as otherwise described in Exhibit E attached hereto, there are no claims, actions, suits, investigations or proceedings pending or, to the best of Seller’s knowledge, threatened by or before any court, administrative agency or other governmental authority or any arbitrator, against or relating to Seller or with respect to the ownership of any of the Sale Facilities nor has any event occurred or does any circumstance exist that, to the knowledge of Seller, is reasonably likely to give rise to or serve as a basis for the commencement of any such litigation, arbitration, suit or claim.  The transactions contemplated herein have not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such actions, suits or proceedings. For purposes hereof, a claim, action, suit, investigation or proceeding shall be deemed to be pending if the same has been served upon Seller or Seller otherwise has actual knowledge of the existence thereof.

(d)

Compliance with Law.  Seller has not operated the Sale Facilities and compliance with the laws, rules and regulations governing the operation of the Sale Facilities is the responsibility of Purchaser as Tenant under the Master Lease.  Seller warrants that Seller has committed no affirmative act which results in any of the Sale Facilities failing to comply with any federal, state or local laws, rules and regulations applicable to that Sale Facility.

(e)

Status of Seller.  Seller, or as applicable, Seller’s affiliate, is duly formed, organized, validly existing and in good standing under the laws of the State of Maryland and is in good standing under the laws of the States of Tennessee, Georgia and Kentucky.

(f)

The Sale Facilities/Licensure/Certification.  Purchaser, as Tenant under the Master Lease, is responsible for maintaining all licenses, permits and authorizations needed to operate the Sale Facilities.  Seller makes no representations or warranties to Purchaser regarding such matter.

(g)

Residents.  Seller (including any affiliate of Seller) holds no security deposits from any of the residents of the Sale Facilities.  Seller (including any affiliate of Seller) has received no rental payment or residency fee from any resident of any of the Sale Facilities.

(h)

Employees of the Sale Facilities; Unions.  Seller has no employees located at any of the Sale Facilities.

(i)

Hazardous Materials.  During the time in which Seller has owned the Real Property and the Sale Facilities, Seller has not directly used, generated, transported, treated, constructed, deposited, stored, disposed, placed or located at, on, under or from the Real Property or any Sale Facility any flammable explosives, radioactive materials, hazardous or toxic substances, materials or wastes, pollutants or contaminants defined, listed or regulated by any local, state or federal environmental laws.

(j)

Condemnation.  There is presently no pending or, to the best of Seller’s knowledge, contemplated or threatened, condemnation of any Sale Facility or any part thereof.

(k)

Insurance.  Seller has not received any written notice or request from any insurance company or underwriters setting forth any defects in any of the Sale Facilities which such insurance company or underwriters have indicated would reasonably be expected to adversely affect the insurability of any of the Sale Facilities, requesting the performance of any work or alteration of any of the Sale Facilities or setting forth any defect or inadequacy in any of the Purchaser’s operation of any Sale Facility which such insurance company or underwriters have indicated would reasonably be expected to adversely affect the insurability of the affected Sale Facility.

(l)

No Default.  There is no existing default by Seller of any of the obligations of Seller under any mortgage, contract, lease or other agreement affecting or relating to the Seller’s Assets.

(m)

No Implied Warranties.  The sale of the Seller’s Assets to Purchaser is made without any implied warranty of fitness or physical condition, or fitness for any particular purpose.

(n)

Title To Real Property.  Seller acquired title to the Real Property in 1991 by deeds from National HealthCorp, L.P.  Seller has not encumbered any of the Real Property except for the Master Lease. Seller shall have no responsibility to cure any title matter which encumbered any part of the Real Property when National HealthCorp, L.P. conveyed such Real Property to Seller.

8.

REPRESENTATIONS AND WARRANTIES OF PURCHASER.

Purchaser does hereby represent and warrant to Seller that:

(a)

Authority.  Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein at the times provided for herein.

(b)

Enforceability/No Conflict.  This Agreement is valid, binding and enforceable against Purchaser in accordance with its terms except as such enforceability may be limited by creditors’ rights laws and general principles of equity.  The execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof do not and will not result in a breach of the terms and conditions of nor constitute a default under any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is now a party or by which any of the assets of Purchaser are bound or affected.

(c)

Litigation.  The right or ability of Purchaser to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Purchaser has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

(d)

Hazardous Materials.  Purchaser, as Tenant under the Master Lease, is responsible for the proper use, storage and disposal of any substance at any of the Sale Facilities which substance is governed by any hazardous waste or environmental pollution laws, rules and regulations.  Nothing in this Section 7(i) shall be deemed to amend or modify Section 5.02 of the Master Lease, including NHC’s indemnity obligations thereunder in favor of Seller.

(e)

Necessary Action.  Purchaser will make all reasonable efforts with all diligence, to take all action and obtain all consents prior to the Closing Date necessary for it to lawfully enter into and carry out the terms of this Agreement.

(f)

Compliance with Law.  Purchaser has operated the Sale Facilities in substantial compliance with the laws, rules and regulations governing the operation of the Sale Facilities.

(g)

Residents.  All residents at the Sale Facilities are in occupancy under residency agreements with Purchaser as Purchaser’s manager.

(h)

Employees.  All employees at the Sale Facilities are employees of Purchaser or of Purchaser’s agents, or contractors.

9.

BROKERS.

Each of the Parties hereby represent, covenant, and warrant to the other that each has employed no broker or finder in connection with the transaction.  Each Party agrees to indemnify and hold harmless the other Party from and against all liability, claims, demands, damages or costs of any kind, including attorneys’ fees, arising from or connected with any broker’s commission or finder’s fee or commission or charge claimed to be due any person arising from such Party’s conduct with respect to the transaction.

10.

CONDITION OF THE SALE FACILITIES.

(a)

Continuing Obligations Under the Master Lease.  From the date of this Agreement through the Closing Date, the Sale Facilities shall continue to be leased to Purchaser under the terms of the Master Lease.  Purchaser shall duly observe and perform when due all provisions of the Master Lease, including the obligation to preserve and maintain the Sale Facilities.  Purchaser shall repair any damage or disturbance to the Sale Facilities which occurs in connection with any testing or investigation Purchaser undertakes prior to the Closing Date.

(b)

“As Is” Condition.  Purchaser has possession of the Sale Facilities and has the duty under the Master Lease to preserve and maintain the Sale Facilities.  Purchaser has operated the Sale Facilities during the term of the Master Lease.  As a result of such operating history, Purchaser has full knowledge regarding the physical condition of the Sale Facilities and agrees to accept the Sale Facilities and all Seller’s Assets in their then existing condition on the Closing Date.  No future newly discovered fact regarding the physical condition of any of the Sale Facilities, including, but not limited to matters relating to geotechnical or soils conditions, the existence of hazardous substances on the Real Property, any determination that wetlands are located on any of the Real Property, or the discovery of environmental law violations on the Real Property, shall excuse Purchaser from its obligation to purchase the Sale Facilities on the Closing Date.

(c)

No Seller Representations or Warranties.  Seller makes no warranty or representation to Purchaser regarding the Sale Facilities or the Seller’s Assets other than as expressly stated in this Agreement. Seller makes no representation to Purchaser regarding the zoning of any of the Sale Facilities, the adequacy of utility services to any of the Sale Facilities, the financial performance of the Sale Facilities, the value of the Sale Facilities or regarding any aspect of federal or state, public or private healthcare and/or senior nursing programs.

11.

CONDITIONS PRECEDENT TO CLOSING.

(a)

Purchaser’s Conditions.  The Sale Facilities were conveyed to Seller by the predecessor of Purchaser in 1991.  Seller did not obtain title insurance coverage or surveys of the Sale Facilities at that time or thereafter in connection with that transaction.  Purchaser’s obligation to purchase Seller’s Assets hereunder is subject to the following conditions, any one or all of which may be waived by Purchaser:

(i)

Title and Survey Review.

(A)

When obtained (the “Title Delivery Date”), Seller shall obtain and deliver to Purchaser for each Sale Facility (a) a title report or commitment (the “Title Commitments”) for an extended coverage title insurance policy with respect to the Real Property issued by the Title Company, along with legible copies of all of the exception documents referenced therein, and (b) a litigation, bankruptcy, judgment and security interest search in the name of Seller and Sale Facility (the “Litigation and Lien Searches”).  If Purchaser desires to obtain, an ALTA survey with respect to the Real Property (if not covered by an Existing Survey (as hereinafter defined)) (the “New Surveys”), which shall be prepared by surveyor selected by Purchaser in the exercise of its reasonable discretion (the “Surveyor”), or at Purchaser’s sole discretion, shall request that any existing survey provided by Seller with respect to the Real Property (the “Existing Survey(s)”) be updated (if the same is dated more than ninety (90) days prior to the Execution Date), and recertified to Purchaser and the Title Company (the “Recertified Survey(s)” and together with the New Surveys, the “Surveys”), with, in each case, the intent of the parties being that, at Purchaser’s election, at the Closing Purchaser will receive an ALTA Survey for each Sale Facility which is sufficient to cause the Title Company to issue the Title Policies (as defined below) without the survey exception.  Each New Survey or each Recertified Survey shall be certified to Purchaser and the Title Company, and, upon completion thereof, Purchaser shall cause the New Surveys or the Recertified Surveys, as applicable, to be delivered by the Surveyor to Purchaser and the Title Company.

(B)

Seller shall provide a list to Purchaser identifying any exception to title listed on any Schedule to the Title Commitments which title exception was created by, through or under Seller (such exception being referred to herein as a “Seller Created Title Exception”).  Purchaser shall notify Seller in writing if based upon Purchaser’s review of the Title Commitment and the Surveys, Purchaser believes that other matters should be included as a Seller Created Title Exception or a Seller Created Survey Matter.  All other title exceptions and survey matters were exceptions when Seller acquired the Sale Facilities from NHC in 1991 or have been created by NHC during the term of the Master Lease.

(C)

Within five (5) business days after Purchaser’s receipt of the last of the Title Commitments (including legible copies of all of the exception documents referenced therein) and the results of the Litigation and Lien Searches, Purchaser shall advise Seller in writing of its objections, if any, to any Seller Created Title Exception or Seller Created Survey Matter reflected therein (either by separate written notice for each Sale Facility or a single notice regarding all of the Sale Facilities) (a “Title and Survey Objection Letter”).

(D)

Within ten (10) business days after Seller’s receipt of a Title and Survey Objection Letter, Seller shall specify by written notice (either by separate written notice for each Sale Facility or by a single written notice regarding all of the Sale Facilities and signed by Seller) delivered to Purchaser which of the objections described therein it will correct at or prior to the Closing Date and which of such objections it refuses to correct at or prior to the Closing Date (the “Seller Title and Survey Response Notice(s)”).  If Seller fails to deliver a Seller Title and Survey Response Notice within said ten (10) business day period, Seller shall be deemed to have agreed to correct all of the matters to which Purchaser objected with respect to the applicable Sale Facility in the Title and Survey Objection Letter for such Sale Facility.  If Seller refuses to correct some or all of the matters objected to in the Title and Survey Objection Letter for the applicable Sale Facility, Purchaser shall have five (5) business days after receipt of Seller’s Title and Survey Response Notice in which to advise Seller of its decision to close, notwithstanding the defects which Seller has refused to correct, or of its election to terminate this Agreement in its entirety as to one or more of the Sale Facilities.  In the event Purchaser elects to terminate this Agreement with respect the Sale Facilities as a result of the existence of Seller Created Title Exceptions or Seller Created Title Matters which Seller refuses to correct by Closing, neither Party shall have any further rights or obligations hereunder with respect to such Sale Facility or Sale Facilities.  It is the intent of the Parties that the title, lien and survey review process described in this Section 11(a)(i) will be completed by the ______________________.

(E)

Any matter reflected on the Title Commitments or in the results of the Litigation and Lien Searches or on the Surveys and not objected to by Purchaser or as to which Purchaser waives its objections in accordance with the terms hereof, shall be deemed accepted by Purchaser and shall for purposes hereof be deemed to be the “Permitted Exceptions.”

(F)

At Closing, Purchaser may order the Title Company to issue for each Sale Facility an extended coverage title insurance policy to Purchaser insuring Purchaser’s title to the Real Property as of the Closing Date subject to no exceptions other than the Permitted Exceptions (individually, a “Title Policy” and collectively, the “Title Policies”).

(G)

At Closing and if ordered by Purchaser, the Surveyor shall issue to Purchaser for each Sale Facility a Survey of the Real Property revised to reflect any objections included in the Title and Survey Objection Letter for such Sale Facility, if and to the extent the Seller has agreed to correct the same in accordance with the terms hereof and certified in the manner specified herein.

(ii)

Damage and Condemnation.  Prior to the Closing Date, the risk of physical loss to Seller’s Assets shall be borne by Purchaser as provided in the Master Lease.  If any Sale Facility shall have been so damaged or destroyed, the Seller shall assign to Purchaser all of its rights to any insurance proceeds in the connection therewith.  If any Sale Facility shall be so taken or condemned prior to Closing, the Seller shall pay or assign to Purchaser all Seller’s right to the proceeds of any condemnation award in connection thereof.

(iii)

No Defaults.  Seller shall not be in default under any mortgage, contract, lease or other agreement affecting or relating to Seller’s Assets.

(iv)

Seller’s Performance.  Seller shall have performed or shall have caused to be performed all of its obligations under this Agreement that are to be performed by Seller prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.

(v)

Seller’s Representations and Warranties.  Seller’s representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

(b)

Seller’s Conditions.  Seller’s obligation to sell Seller’s Assets hereunder is subject to the fulfillment of each of the following conditions, any one or all of which may be waived by Seller in writing:

(i)

Purchaser’s Representations and Warranties.  Purchaser’s representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transaction contemplated herein shall be true in all material respects at and as of the Closing as though such representations and warranties were then again made.

(ii)

Purchaser’s Performance.  Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

(iii)

Master Lease.  Purchaser shall not have defaulted under the Master Lease.

12.

INDEMNIFICATION.

(a)

By Seller.  Seller shall indemnify, defend and hold harmless Purchaser from and against any and all costs, losses, damages, liabilities and obligations arising from or related to any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of Seller under this Agreement and under the documents described in Section 4(a) above and from any misrepresentation in or omission from any certificate furnished or to be furnished by Seller to Purchaser hereunder.

(b)

By Purchaser to Seller.  Purchaser shall indemnify, defend and hold Seller harmless from and against any and all costs, losses, damages, liabilities and obligations arising from or related to:

(i)

The ownership of the Seller’s Assets and the operation of the Sale Facilities from and after the Closing Date;

(ii)

Any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of Purchaser under this Agreement or from any misrepresentation in or omission from any certificate furnished or to be furnished by Purchaser to Seller hereunder; and

(iii)

Any matter for which Seller is indemnified pursuant to the Master Lease.

For purposes of this Section 12, an obligation shall be deemed to “exist” as of the Closing Date if it relates to events which occurred prior to the Closing Date even if it is not asserted until after the Closing Date.

13.

REMEDIES UPON DEFAULT OF PURCHASER.

If Purchaser fails to perform any of its obligations under this Agreement, or is in default hereunder, Seller may terminate this Agreement by written notice to Purchaser.  If Seller elects to terminate this Agreement, then this Agreement shall be terminated and the Sale Facilities shall continue to be leased to NHC under the terms of the Master Lease.  If Purchaser defaults and fails or refuses to purchase the Sale Facilities on the Closing Date, Purchaser shall be liable to Seller to reimburse to Seller all of Seller’s out of pocket costs and expenses relating to this Agreement and/or the transaction hereunder, including, but not limited to, legal fees incurred by Seller to Seller’s counsel, the cost of providing the Title Commitments and the legal fees incurred by Seller in resolving any title matter created by NHC or any predecessor entity of NHC.  Any amounts which may become due to Seller from Purchaser shall be deemed to be part of “Other Additional Rent” under the Master Lease.  Except as set forth in the immediately preceding sentence, Seller hereby expressly waives, relinquishes and releases any other right or remedy available to it, at law, in equity or otherwise, by reason of Purchaser’s default hereunder or Purchaser’s failure or refusal to perform its obligations hereunder.

14.

REMEDIES ON DEFAULT OF SELLER.

If Seller fails to close the transaction contemplated by this Agreement for any reason other than Purchaser’s default, Purchaser may, either seek specific performance (provided that an action for specific performance is commenced within ninety (90) days of the occurrence of the default by Seller) or elect to terminate this Agreement, whereupon each of the parties shall be relieved of all further liability to the other hereunder.  In addition, Seller shall be liable to Purchaser to reimburse to Purchaser all of Purchaser’s out-of-pocket costs and expenses relating to this Agreement and/or the transactions hereunder, including, but not limited to, legal fees incurred by Purchaser, survey costs and title examination fees.  The Sale Facilities shall continue to be leased to NHC under the terms of the Master Lease, and Seller and Purchaser shall be bound by the terms thereof.  Purchaser agrees that the foregoing remedies shall be the sole and exclusive remedies available to Purchaser in the event of a default by Seller, and Purchaser hereby waives any and all other rights, in equity or at law, which it might otherwise have against Seller (including, without limitation, the right to any consequential or other damages) in connection with any such default.

15.

MODIFICATION OF MASTER LEASE.

Concurrently with the execution of this Agreement, NHI and NHC agree to execute and deliver each to the other counterpart original Amendment No. 6 to Master Agreement to Lease in the form attached hereto as Exhibit F (herein “Amendment No. 6”).  Amendment No. 6 will amend and modify the Master Lease effective on the Closing Date.

16.

MISCELLANEOUS.

(a)

Notice.  Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, by overnight courier guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

To Seller:	National Health Investors, Inc. 222 Robert Rose Drive Murfreesboro, Tennessee 37129 Attention: J. Justin Hutchens, President Phone: (615) 890-9100 Fax: (615) 255-3030
with copy to:	Robert N. Buchanan III Stites & Harbison, PLLC 401 Commerce Street, Suite 800 Nashville, Tennessee 37219 Phone: (615) 782-2220 Fax: (615) 782-4112
To Purchaser:	National HealthCare Corporation 100 Vine Street Murfreesboro, Tennessee 37130 Attention: Stephen F. Flatt, President Phone: (615) 890-2020 Fax: (615) 890-0123
with copy to:	John Lines, Esq. General Counsel National HealthCare Corporation 100 Vine Street Murfreesboro, Tennessee 37130 Phone: (615) 890-2020 Fax: (615) 890-0123

Notice shall be deemed upon the actual receipt or refusal of receipt thereof regardless of the method of delivery used.

(b)

Sole Agreement.  This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the Parties hereto.  This Agreement constitutes the entire agreement between the Parties hereto with respect to the transaction and supersedes all prior negotiations, discussions, writings and agreements between them.

(c)

Assignment.  Purchaser shall not voluntarily, involuntarily, or by operation of law, assign its interest under this Agreement to any person or entity without the prior written consent of Seller, except Seller consent shall not be required for assignment to an entity which is an affiliate or subsidiary of Purchaser, or is owned or controlled by Purchaser or Purchaser’s shareholders (a “Purchaser Affiliated Entity”).

(d)

Captions.  The captions of this agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof

(e)

Survival.  All covenants, indemnities, warranties and representations of Purchaser and Seller herein shall survive the Closing and shall continue in effect for a period one (1) year after the Closing Date, after which they shall terminate and be of no further force or effect except with respect to claims made within such one (1) year period, in which case the applicable covenant, indemnity, warranty and/or representation shall survive until the full and final resolution thereof.  Notwithstanding the foregoing sentence, any covenant, indemnity or warranty made or given in the Master Lease shall survive the Closing and shall continue under the Master Lease.

(f)

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.  Venue for any action or proceeding brought to enforce or interpret this Agreement shall be in any state or federal court sitting in or near

Rutherford County, Tennessee and having jurisdiction over the persons and the subject matter of such dispute.

(g)

Severability.  Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(h)

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

(i)

Confidentiality.  In the event the transaction fails to close for any reason, the Parties agree to keep confidential any proprietary information disclosed to them by the other Parties during the course of the transaction.

(j)

Construction.  Each Party acknowledges and agrees that it has participated in the drafting and the negotiation of this Agreement and has been represented by counsel during the course thereof.  Accordingly, in the event of a dispute with respect to the interpretation or enforcement of the terms hereof, no provision shall be construed so as to favor or disfavor any Party hereto.

(k)

Attorneys’ Fees.  In the event of litigation or other proceedings involving the Parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either Party under this Agreement, the prevailing Party shall be entitled to recover from the other such reasonable attorneys’ fees and costs as may be actually incurred, including its costs and fees on appeal.

(l)

Waiver of Jury Trial. EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, INCLUDING TO ENFORCE OR DEFEND ANY RIGHTS HEREUNDER AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(m)

Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event on which the designated period of time begins to run shall not be included and the last day of the period so computed shall be included, unless such last day is a Saturday, Sunday or legal holiday, in which event the period shall run until the next day which is not a Saturday, Sunday or a legal holiday.

(n)

Expenses.  Except as otherwise specifically provided herein, each party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transaction.

(o)

Third Party Beneficiary.  Nothing in this Agreement express or implied is intended to and shall not be construed to confer upon or create in any person (other than the parties hereto and their permitted assigns) any rights or remedies under or by reason of this Agreement, including without limitation, any right to enforce this Agreement.

(p)

1031 Exchange.  Purchaser agrees to cooperate with Seller in the event that Seller wishes to enter into a tax deferred exchange of the Real Property with a property targeted by Seller or any of Seller’s member(s)/partner(s) (the “Exchange Property”).  For purposes of this Agreement, “tax deferred” exchange means an exchange qualifying for non-recognition of gain or loss under Internal Revenue Code Section 1031. Purchaser agrees, at no cost to Purchaser, to cooperate in the exchange, including executing all escrow instructions, documents, agreements or instruments reasonably requested by the exchangor.  However, Purchaser shall not be named in the chain of title or the title policy to the Exchange Property.  Purchaser shall incur no liabilities, expenses, costs or delay whatsoever as a result of or in connection with the exchange.  Seller or its member(s)/partner(s), as applicable, shall indemnify, defend and hold Purchaser harmless from any liabilities, damages, or costs (including without limitation attorney’s fees and costs) that may arise from Purchaser’s participation in the exchange.  The exchange shall not be a condition to, or in any manner impede or delay, the Closing of the transaction provided for herein.

(q)

Exhibits and Schedules.  To the extent any exhibits or schedules are not attached hereto as of the date this Agreement is executed by the last to sign (the “Execution Date”), then Seller shall prepare the missing exhibits and schedules and provide the same to Purchaser to secure Purchaser’s approval thereof, which approval shall not be unreasonably withheld, and once so approved the same shall be attached hereto by the parties.  All exhibits and schedules shall be completed and finalized by a date not later than sixty (60) days prior to the Closing Date.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties hereby execute this Purchase and Sale Agreement as of the Effective Date.

SELLER:

NATIONAL HEALTH INVESTORS, INC., a Maryland corporation

By: /s/ J. Justin Hutchens

       J. Justin Hutchens, President

PURCHASER:

NATIONAL HEALTHCARE CORPORATION, a Delaware corporation

By: /s/ Stephen F. Flatt

       Stephen F. Flatt, President

EXHIBIT A-1

Real Property – Columbia HealthCare Center, Columbia, Tennessee

TRACT 1: BEGINNING AT A CONCRETE MONUMENT, CORNER OF COLONIAL HILLS SUBDIVISION AND HILLVIEW HAVEN, INC. EAST BOUNDARY LINE; THENCE NORTH 69 DEGREES 38 MINUTES EAST 597.53 FEET TO A CONCRETE MONUMENT; THENCE SOUTH 1 DEGREE 10 MINUTES EAST 202.83 FEET TO AN IRON PIN; THENCE NORTH 88 DEGREES 53 MINUTES EAST 154.00 FEET TO AN IRON PIN IN THE WEST MARGIN OF WALNUT LANE; THENCE WITH WALNUT LANE; SOUTH 4 DEGREES 37 MINUTES EAST, 300.00 FEET TO AN IRON PIN; THENCE WITH GRAYMERE SHOPPING VILLAGE, INC., PROPERTY SOUTH 83 DEGREES 22 MINUTES WEST 708.00 FEET TO AN IRON PIN; THENCE WITH HILLVIEW HAVEN, INC., PROPERTY NORTH 2 DEGREES 48 MINUTES EAST 150.00 FEET TO AN IRON PIN; THENCE STILL WITH HILLVIEW HAVEN, INC., PROPERTY NORTH 11 DEGREES 46 MINUTES WEST 226.79 FEET TO THE POINT OF BEGINNING CONTAINING 6.70 ACRES MORE OR LESS.

TRACT 2: LOCATED IN THE 9TH CIVIL DISTRICT OF MAURY COUNTY, TENNESSEE, TO-WIT: BEING LOTS 2,3,4,5,6,7 AND 8 ON THE PLAT OF RECORD IN PLAT BOOK 5, PAGE 92, REGISTER'S OFFICE FOR MAURY COUNTY, TENNESSEE, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEING LOT NO. 2, BOUNDED ON THE NORTH BY COLUMBIA NURSING FACILITY, INC.; ON THE EAST BY LOTS 3,6,7 AND 8; ON THE SOUTH BY U.S. HIGHWAY #43 OR MT. PLEASANT PIKE, AND ON THE WEST BY LOT NO. 1 AND HILLVIEW HAVEN, INC., AS FOLLOWS: BEGINNING AT AN IRON PIN IN THE NORTH MARGIN OF HIGHWAY AT THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE WITH THE NORTH MARGIN OF U.S. HIGHWAY# 43 OR MT. PLEASANT PIKE, SOUTH 81 DEGREES 45 MINUTES WEST 80.00 FEET TO AN IRON PIN; THENCE WITH LOT NO. 1, NORTH 8 DEGREES 15 MINUTES WEST, 260.00 FEET TO AN IRON PIN; THENCE WITH SAME, SOUTH 81 DEGREES 45 MINUTES WEST 183.54 FEET TO AN IRON PIN; THENCE WITH HILLVIEW HAVEN, INC., NORTH 2 DEGREES 48 MINUTES EAST 168.60 FEET TO AN IRON PIN; THENCE WITH COLUMBIA NURSING FACILITY, INC., NORTH 83 DEGREES 41 MINUTES EAST 231.26 FEET TO AN IRON PIN; THENCE WITH LOTS NOS. 8,7,6 AND 3, SOUTH 8 DEGREES 15 MINUTES EAST 417.64 FEET TO THE POINT OF BEGINNING, CONTAINING 1.4 ACRES, ACCORDING TO SURVEY OF JOHN J. HARRIS.

LOT NO. 3: BOUNDED ON THE NORTH BY LOT NO. 6; ON THE EAST BY LOT NO. 4; ON THE SOUTH BY U.S. HIGHWAY 43 OR MT. PLEASANT PIKE, AND ON THE WEST BY LOT NO. 2, AS FOLLOWS: BEGINNING AT AN IRON PIN IN THE NORTH MARGIN OF HIGHWAY AT THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE WITH THE NORTH MARGIN OF U.S. HIGHWAY 43 OR MT. PLEASANT PIKE, SOUTH 81 DEGREES 45 MINUTES WEST, 80.0 FEET TO AN IRON PIN; THENCE WITH LOT NO 2., NORTH 8 DEGREES 15 MINUTES WEST 180.00 FEET TO AN IRON PIN; THENCE WITH LOT 6, NORTH 81 DEGREES 45 MINUTES EAST 80.0 FEET TO AN IRON PIN; THENCE WITH LOT NO. 4, SOUTH 8 DEGREES 15 MINUTES EAST 180.00 FEET TO THE POINT OF BEGINNING, CONTAINING 0.34 ACRES, ACCORDING TO SURVEY BY JOHN J. HARRIS.

LOT NO. 4: BOUNDED ON THE NORTH BY LOT 6; ON THE EAST BY LOT NO. 5; ON THE SOUTH BY U.S. HIGHWAY 43 OR MT. PLEASANT PIKE, AND ON THE WEST BY LOT NO. 3, AS FOLLOWS: BEGINNING AT AN IRON PIN IN THE NORTH MARGIN OF HIGHWAY AT THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE WITH THE NORTH MARGIN OF U.S. HIGHWAY 43 OF MT. PLEASANT PIKE, SOUTH 81 DEGREES 45 MINUTES WEST 80.00 FEET TO AN IRON PIN; THENCE WITH LOT NO. 3, NORTH 8 DEGREES 15 MINUTES WEST 180.00 FEET TO AN IRON PIN; THENCE WITH LOT NO. 6, NORTH 81 DEGREES 45 MINUTES EAST 80.00 FEET TO AN IRON PIN; THENCE WITH LOT NO. 5, SOUTH 8 DEGREES 15 MINUTES EAST 180.00 FEET TO THE POINT OF BEGINNING, CONTAINING 0.34 ACRES, ACCORDING TO A SURVEY OF JOHN J. HARRIS.

A-1

LOT NO. 5: BOUNDED ON THE NORTH BY LOT NO. 6; ON THE EAST BY GRAYMERE SHOPPING CENTER VILLAGE AND LAND COMPANY, INC.; ON THE SOUTH BY U.S. HIGHWAY 43 OR MT. PLEASANT PIKE AND ON THE WEST BY LOT NO. 4 AS FOLLOWS: BEGINNING AT A CONCRETE MONUMENT ON THE NORTH MARGIN OF HIGHWAY AND THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE WITH THE NORTH MARGIN OF U.S. HIGHWAY 43 OR MT. PLEASANT PIKE, SOUTH 81 DEGREES 45 MINUTES WEST 80.00 FEET TO AN IRON PIN; THENCE WITH LOT NO. 4, NORTH 8 DEGREES 15 MINUTES WEST 180.00 FEET TO AN IRON PIN; THENCE WITH LOT NO. 6, NORTH 81 DEGREES 45 MINUTES EAST 80.00 FEET TO AN IRON PIN; THENCE WITH GRAYMERE SHOPPING VILLAGE AND LAND COMPANY, INC., 8 DEGREES 15 MINUTES EAST 180.00 FEET TO THE POINT OF BEGINNING, CONTAINING 0.34 ACRES, ACCORDING TO A SURVEY OF JOHN J. HARRIS.

LOT NO. 6: BOUNDED ON THE NORTH BY LOT NO. 7; ON THE EAST BY WALNUT LANE; ON THE SOUTH BY GRAYMERE SHOPPING VILLAGE AND LAND COMPANY, INC., AND LOTS NOS. 5, 4 AND 3, AND ON THE WEST BY LOT NO. 2, AS FOLLOWS: BEGINNING AT AN IRON PIN IN THE WEST MARGIN OF WALNUT LANE AT THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE WITH GRAYMERE SHOPPING VILLAGE AND LAND COMPANY, INC., AND WITH LOT NOS.5, 4 AND 3, SOUTH 81 DEGREES 45 MINUTES WEST 454.16 FEET TO AN IRON PIN; THENCE WITH LOT 2; NORTH 8 DEGREES 15 MINUTES WEST, 80.00 FEET TO AN IRON PIN; THENCE WITH LOT NO. 7, NORTH 81 DEGREES 45 MINUTES EAST 459.78 FEET TO AN IRON PIN; THENCE WITH THE WEST MARGIN OF WALNUT LANE, SOUTH 4 DEGREES 14 MINUTES EAST 80.15 FEET TO THE POINT OF BEGINNING, CONTAINING _.84 ACRES, ACCORDING TO A SURVEY BY JOHN J. HARRIS.

LOT NO. 7: BOUNDED ON THE NORTH BY LOT NO.8; ON THE EAST BY WALNUT LANE; ON THE SOUTH BY LOT NO.6, AND ON THE WEST BY LOT NO. 2; AS FOLLOWS: BEGINNING AT AN IRON PIN IN THE WEST MARGIN OF WALNUT LANE AT THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE WITH LOT NO. 6, SOUTH 81 DEGREES 45 MINUTES WEST 459.78 FEET TO AN IRON PIN; THENCE WITH LOT NO. 2, NORTH 8 DEGREES 15 MINUTES WEST 78.82 FEET TO AN IRON PIN; THENCE WITH LOT NO. 8; NORTH 82 DEGREES 44 MINUTES EAST 464.84 FEET TO AN IRON PIN; THENCE WITH THE WEST MARGIN OF WALNUT LANE, SOUTH 4 DEGREES 14 MINUTES EAST 71.0 FEET TO THE POINT OF BEGINNING, CONTAINING 0.79 ACRES MORE OR LESS, ACCORDING TO A SURVEY BY JOHN J. HARRIS.

LOT NO. 8: BOUNDED ON THE NORTH BY COLUMBIA NURSING FACILITY, INC.; ON THE EAST BY WALNUT LANE; ON THE SOUTH BY LOT NO. 7, AND ON THE WEST BY LOT NO.2, AS FOLLOWS: BEGINNING AT AN IRON PIN IN THE WEST MARGIN OF WALNUT LANE AT THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT; THENCE WITH LOT NO.7, SOUTH 82 DEGREES 44 MINUTES WEST 464.84 FEET TO AN IRON PIN; THENCE WITH LOT NO. 2, NORTH 8 DEGREES 15 MINUTES WEST 78.82 FEET TO AN IRON PIN; THENCE WITH COLUMBIA NURSING FACILITY, INC., NORTH 83 DEGREES 41 MINUTES EAST 469.91 FEET TO AN IRON PIN; THENCE WITH THE WEST MARGIN OF WALNUT LANE, SOUTH 4 DEGREES 14 MINUTES EAST 71.0 FEET TO THE POINT OF BEGINNING, CONTAINING 0.80 ACRES, ACCORDING TO A SURVEY BY JOHN J. HARRIS.

BEING THE SAME PROPERTY CONVEYED TO NATIONAL HEALTH INVESTORS, INC., A MARYLAND CORPORATION BY QUITCLAIM DEED FROM NATIONAL HEALTHCORP, L.P., A DELAWARE LIMITED PARTNERSHIP OF RECORD IN BOOK 1130, PAGE 490, REGISTER'S OFFICE FOR MAURY COUNTY, TENNESSEE.

A-2

EXHIBIT A-2

Real Property – Hillview HealthCare Center, Columbia, Tennessee

BEING LOCATED IN THE 9TH CIVIL DISTRICT OF MAURY COUNTY, TENNESSEE, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO-WIT:

TRACT 1: BOUNDED ON THE NORTH BY LANGSTON; EAST BY JOE MORGAN; SOUTH BY U.S. 43 HIGHWAY OR MT. PLEASANT PIKE; WEST BY BAPTIST CHURCH PROPERTY FORMERLY MORGAN AND MORE PARTICULARLY DESCRIBED AS FOLLOWS: BEGINNING AT AN IRON PIN IN MRS. LANGSTON'S SOUTH LINE, SAID POINT BEING THE NORTHWEST CORNER OF JOE MORGAN FARM AND A CORNER IN THE BAPTIST CHURCH PROPERTY; THENCE WITH SAID LANGSTON NORTH 69 DEGREES 40 MINUTES EAST, 175.00 FEET TO AN IRON PIN; THENCE WITH JOE MORGAN SOUTH 11 DEGREES 46 MINUTES EAST 579.75 FEET TO AN IRON PIN; THENCE WITH SAME SOUTH 2 DEGREES 48 MINUTES WEST, 604.8 FEET TO AN IRON PIN IN NORTH MARGIN OF U.S. HIGHWAY OR MT. PLEASANT PIKE; THENCE WITH THE NORTH MARGIN OF HIGHWAY AS FOLLOWS: SOUTH 81 DEGREES 03 MINUTES WEST, 148.75 FEET; SOUTH 77 DEGREES 36 MINUTES WEST, 100.04 FEET; THENCE SOUTH 75 DEGREES 09 MINUTES WEST, 51.55 FEET TO AN IRON PIN; THENCE LEAVING HIGHWAY AND WITH BAPTIST CHURCH PROPERTY NORTH 2 DEGREES 04 MINUTES WEST, 1168.4 FEET TO THE POINT OF BEGINNING, CONTAINING 6.44 ACRES.

TRACT 2: LOCATED ON THE MT. PLEASANT PIKE; BEGINNING AT AN IRON PIN AT THE NORTH MARGIN OF U.S. HIGHWAY 43; THENCE 2 DEGREES 04 MINUTES WEST 371.59 FEET TO AN IRON PIN AT THE SOUTHWEST CORNER OF THE NURSING HOME, THENCE WITH THE SAME SOUTH 87 DEGREES 12 MINUTES EAST 166.08 FEET TO THE WEST MARGIN OF THE NURSING HOME DRIVEWAY; THENCE SOUTH 2 DEGREES 48 MINUTES WEST 306.24 FEET TO THE NORTH MARGIN OF U.S. HIGHWAY 43; THENCE WITH SAME SOUTH 81 DEGREES 03 MINUTES WEST 118.11 FEET TO A STAKE; THENCE SOUTH 77 DEGREES 36 MINUTES WEST 100.04 FEET TO A STAKE; THENCE SOUTH 75 DEGREES 09 MINUTES WEST 51.55 FEET TO THE BEGINNING, CONTAINING 2.06 ACRES.

BEING THE SAME PROPERTY CONVEYED TO NATIONAL HEALTH INVESTORS, INC., A MARYLAND CORPORATION, BY QUITCLAIM DEED FROM NATIONAL HEALTHCORP, L.P., A DELAWARE CORPORATION OF RECORD BOOK 1130, PAGE 481, IN THE REGISTER'S OFFICE FOR MAURY COUNTY, TENNESSEE.

EXHIBIT A-3

Real Property – Knoxville Convalescent Center, Knoxville, Tennessee

TRACT II:

SITUATED IN DISTRICT NO. SEVEN (7) OF KNOX COUNTY, TENNESSEE, AND WITHIN THE 17TH WARD OF THE CITY OF KNOXVILLE, TENNESSEE, AND BEING KNOWN AND DESIGNATED AS ALL OF LOT 9, IN BLOCK 35, OF SCOTT'S OAK HILL ADDITION, AS SHOWN ON THE MAP OF SAME OF RECORD IN MAP BOOK 9, PAGE 8 IN THE REGISTER'S OFFICE FOR KNOX COUNTY, TENNESSEE, AND AS ALSO DISPLAYED IN PLAT CABINET A, SLIDE 281-C IN SAID REGISTER'S OFFICE AND BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON A WALL SITUATED IN THE NORTHWESTERN RIGHT OF WAY LINE OF EMERALD AVENUE, SAID POINT BEING SITUATED IN A SOUTHWESTERLY DIRECTION 73.0 FEET FROM THE POINT OF INTERSECTION OF THE NORTHWESTERN RIGHT OF WAY LINE OF EMERALD AVENUE WITH KENYON STREET, SAID POINT ALSO BEING CORNER TO LOT 8, THENCE, LEAVING SAID POINT AND PLACE OF BEGINNING, AND RUNNING WITH THE NORTHWESTERN RIGHT OF WAY LINE OF EMERALD AVENUE, SOUTH 42 DEG. 31 MIN. WEST, 50.0 FEET TO AN EXISTING IRON PIN BEING CORNER TO LOT 10; THENCE, RUNNING WITH THE LINE OF LOT 10, NORTH 46 DEG. 19 MIN. WEST, 150.0 FEET TO A SET IRON PIN SITUATED IN THE SOUTHEASTERN RIGHT OF WAY LINE OF AN ALLEY; THENCE, RUNNING WITH THE SOUTHEASTERN RIGHT OF WAY LINE OF AN ALLEY, NORTH 42 DEG. 39 MIN. EAST, 50.0 FEET TO AN EXISTING IRON PIPE, CORNER TO LOT 8; THENCE, RUNNING WITH THE LINE OF LOT 8, SOUTH 46 DEG. 19 MIN. EAST, 149.88 FEET TO THE POINT AND PLACE OF BEGINNING; AND BEING ACCORDING TO THE SURVEY OF BRUCE MCCLELLAN, REGISTERED LAND SURVEYOR NO. 696 OF MARYVILLE, TENNESSEE, DATED MARCH 29, 1991, AND BEARING DRAWING NO. 91-171.

BEING THE SAME PROPERTY CONVEYED TO NATIONAL HEALTHCORP L.P., A DELAWARE LIMITED PARTNERSHIP BY WARRANTY DEED FROM EMILY A. CRAIG OF RECORD IN DEED BOOK 2106, PAGE 668, REGISTER'S OFFICE OF KNOX COUNTY, TENNESSEE.

EXHIBIT A-4

Real Property – Springfield HealthCare Center, Springfield, Tennessee

TRACT NO. 3:

PROPERTY OF THE MABLE STREET SUBDIVISION OF THE CITY OF SPRINGFIELD, A PLAT OF WHICH IS OF RECORD IN PLAT BOOK 3, PAGE 5, IN THE REGISTER'S OFFICE FOR ROBERTSON COUNTY, TENNESSEE, TO WHICH REFERENCE IS MADE, AND. BEING MORE PARTICULARLY DESCRIBED AS BEGINNING AT AN IRON PIN THE NORTH RIGHT OF WAY OF 8TH AVENUE EAST, THE SOUTHWEST CORNER OF LOT NO. 9; THENCE NORTH 00° 38' 36" EAST 241.24' TO A POINT; THENCE SOUTH 88° 16' 14" EAST 50' TO A POINT.; THENCE SOUTH 00° 38' 36" WEST 239.03 FEET TO A POINT; THENCE WITH 8TH AVENUE RIGHT OF WAY SOUTH 89° 11' 36" WEST 50' TO THE POINT OF BEGINNING, CONTAINING 0.27 ACRES, MORE OR LESS, AS SURVEYED BY MICHAEL V. HOLMES, SURVEYOR ON NOVEMBER 27, 1970.

TRACT NO. 4:

PROPERTY OF THE MABLE STREET SUBDIVISION OF THE CITY OF SPRINGFIELD, A PLAT OF WHICH IS OF RECORD IN PLAT BOOK 3, PAGE 5, IN THE REGISTER'S OFFICE FOR ROBERTSON COUNTY, TENNESSEE, TO WHICH REFERENCE IS MADE, AND MORE PARTICULARLY DESCRIBED AS BEGINNING AT AN IRON PIN IN THE NORTH RIGHT OF WAY OF 8TH AVENUE EAST, THE SOUTHWEST CORNER OF LOT NO. 10; THENCE NORTH 00° 38' 36" EAST 349.43' TO A POINT; THENCE SOUTH 88° 16' 14" EAST, 70.08' TO A POINT; THENCE WITH GENERAL CARE CONVALESCENT CENTER'S WEST LINE, SOUTH 1° 07' 52" WEST 346.04' TO A POINT; THENCE WITH 8TH AVENUE RIGHT OF WAY SOUTH 89° 11' 36" WEST 67.18' TO THE POINT OF BEGINNING, CONTAINING 0.55 ACRE, MORE OR LESS, AS SURVEYED BY MICHAEL V. HOLMES, SURVEYOR, ON NOVEMBER 27, 1970.

TRACTS 3 AND 4 ARE THE SAME PROPERTY CONVEYED TO NATIONAL HEALTH CORPORATION, L.P. BY EXECUTOR'S DEED FROM LARRY W. SMITH, EXECUTOR OF RECORD IN BOOK 336, PAGE 488, REGISTER'S OFFICE FOR ROBERTSON COUNTY, TENNESSEE.

EXHIBIT A-5

Real Property – Kentucky Rest Haven, Madisonville, Kentucky

Parcel I: Located on the West side of North Seminary Street in Madisonville, Hopkins County, Kentucky, and bounded as follows:

Beginning 15 feet from the Southeast comer of John Osborne lot, and running thence with his line North 87° West 310 feet to a stone; thence South 73 feet to a stone; thence East 92 feet to a stone; thence South 41 feet to a stone; thence East 216 feet to a stake in Seminary Street, thence with said street North 111 feet to the beginning.

Parcel II: Located at 435 N. Seminary Street in Madisonville, Hopkins County, Kentucky, and bounded as follows:

Beginning at an iron pin on the inside of the sidewalk at the Northeast comer property line of Mrs. E. J. Ashby on North Seminary Street and running North with the West side of North Seminary Street 99 feet to the South side of an alley or driveway; thence about West with the South side of said alley, 273 feet to an iron pin, the Northeast comer of the lot of Bradley Rankin; thence South with said property line of Bradley Rankin, 99 feet to an iron pin, comer to Mrs. E. J. Ashby and Bradley Rankin; thence East, along the North property line of the said Mrs. E. J. Ashby, 273 feet to an iron pin, the beginning.

Parcel III: Located on Seminary Street in Madisonville, Hopkins County, Kentucky, bounded and described as follows:

Beginning at an iron pin where the Washington's East property line intersects the North right of way line of Graves Street; thence along Washington's and Smith's East property line, North 7° 30' East 226.0 feet to an iron pin; thence South 85° 50' East, 81 feet to an iron pin in the Versnick's West property line; thence along the Versnick's and Gentry's West property line South 7° 30' West 230 feet to an iron pin in the North right of way of Graves Street; thence along the North right of way line of Graves Street, North 83° 00' West, 81 feet to the point of beginning, containing 0.42 acres, more or less.

Parcel IV: Beginning at the Southeast comer of the Charles Lindsey (now Witherspoon) lot on Seminary Street, running thence South with said street 65 feet to a 10-foot alleyway, to be left open for the use of the lot conveyed; thence West or nearly so, with the North line of said alleyway 396 feet to the Southeast comer of a lot sold off the West and on original lot conveyed to J.L. Robertson and the party of the first part by C.L. Harris; thence with the East line of said lot North 60 feet to the line of said Lindsey (now Witherspoon) lot; thence with said line East, or nearly so, 396 feet to the beginning. The alleyway referred to herein for the use of said lot is 10 feet wide and is from Seminary Street for full length of lot conveyed to street in rear of same, known as Hopewell Street.

Parcel V: Located on the North side of Graves Street in the City of Madisonville, bounded and described as follows:

Beginning at a point on the North side of Graves Street, the Southeast comer of a lot conveyed by Simon V. Day to Roscoe T. Day; thence East with Graves Street 48 feet to a stake; thence North 152 feet to a stake; thence West 48 feet to Roscoe T. Day's Northeast comer; thence South with his line, 152 feet to the beginning.

Parcel VI: Beginning at the Southeast comer of Burley Cavanah's lot on Graves Street, running East with Graves Street 50 feet to a stake; thence North 152 feet to a stake; thence West 50 feet to a stone in Burley Cavanah's line; thence South with the said Cavanah's line, 152 feet to the beginning.

Parcels I - VI Being the same property acquired by National Health Investors, Inc., by Deed dated October 15, 1991, and recorded in Deed Book 502, Page 60, in the office of the Clerk of Hopkins County, Kentucky.

Parcel VII: A certain tract of land lying in the Northern part of the City of Madisonville, Hopkins County, Kentucky, on the West side of North Seminary Street.

Beginning at a point in the Southeast comer of a lot now owned by Charles Spence and wife; running thence South with North Seminary Street, 66 feet to the Northeast comer of a lot now owned by Everett Maddox; running thence West with Maddox's line, 199 feet to a point, a new comer; running thence North 66 feet to Charles Spence's line at a point, a new comer; running thence West with Charles Spence's line, 199 feet to the point of beginning; Also Described As Follows:

Beginning at an existing iron pin on the West side of North Seminary Street; running thence with North Seminary Street, South 7° 30' West 66.00 feet to an existing iron pin, comer to Kentucky Rest Haven; thence North 82° 40' West 199.00 feet to a post; thence North 7° 30' East 66.00 feet to a post; thence South 82° 40' East 199.00 feet to the beginning.

Being the same property acquired by National Health Investors, Inc., by Deed dated July 15, 2002, and recorded in Deed Book 610, Page 313, in the office of the Clerk of Hopkins County, Kentucky.

Parcel VIII: Being a certain lot of ground, situated in the Northwest portion of the City of Madisonville, Hopkins County, Kentucky, fronting on Hopewell Street, located and known as 424 Hopewell Street, and bounded and described as follows, to wit:

Beginning at a stake in the line of J.A. Arnold's lot, and running West 77 feet, more or less, to the East edge of Hopewell Street; thence North with said street 60 feet to a stake; thence East 77 feet, more or less, to the Northwest comer of the said J.A. Arnold's lot; thence with his line and parallel with Hopewell Street, South 60 feet to the point of beginning.

Being the same property acquired by National Health Investors, Inc., by Deed recorded October 8, 2003, in Deed Book 622, Page 464, in the office of the Clerk of Hopkins County, Kentucky.

EXHIBIT A-6

Real Property – Rossville Convalescent Center, Rossville, Georgia

All that land being in Walker County, Georgia and being more particularly described as follows:

Parcel A: In original Land Lot 44, in the 9th District and 4th Section of Walker County, Georgia, and being further described by metes and bounds as follows:

Beginning at the NE corner of property heretofore conveyed to Alwilda Campbell to Rossville

Convalescent and Nursing Home, Inc. by deed of record in Deed Book 311, Page 170, Walker County Deed Records, said point being located on the West line of McFarland Avenue 409.5 feet Northeast of the Northwest corner of the intersection between McFarland Avenue and Ellis Street, said point being marked by a nail and cap; thence running South 89 degrees 10 minutes West 499.6 feet along said Convalescent Home property line to an old iron pin on the East line of Suggs Street; thence North 0 degrees 45 minutes West along the East line of Suggs Street 166.5 feet to an iron pin corner; thence North 89 degrees 15 minutes East 547.6 feet to a railroad spike corner on the West line of McFarland Avenue; thence South 15 degrees 25 minutes West along the West line of McFarland Avenue to the point of beginning, all according to survey by Jack B. Kimsey, Georgia Registered Surveyor No. 1417, dated July 9, 1974, which is incorporated herein by reference, said tract being subject to rights of third persons to sewer line crossing said property near the back line thereof as more fully shown by said plat.

Parcel B: In the City of Rossville and also being a part of original Land Lot 44, in the 9th District and 4th Section of Walker County, Georgia, and more particularly described as follows:

Beginning at the point of intersection of the North line of Ellis Street and the Northwest line of McFarland Avenue at an iron pipe; thence South 89 degrees 08 minutes West along the North line of Ellis Street a distance of 193.58 feet to an iron pipe corner; thence North 0 degrees 45 minutes West along the back of a concrete retaining wall a distance of 200 feet to an iron pipe corner; thence South 89 degrees 15 minutes West a distance of 192 feet to an iron pipe corner on the East line of Suggs Street; thence North 0 degrees 45 minutes West along the East line of Suggs Street a distance of 193 feet to an iron pipe corner; thence North 89 degrees 10 minutes East a distance of 499.6 feet to a nail and cap set in the Northwest line of McFarland Avenue; thence South 15 degrees 20 minutes West along the Northwest line of McFarland Avenue a distance of 409.5 feet to the point of beginning.

Less and Except that tract conveyed to Walker County, Georgia, by Warranty Deed recorded in Deed Book 472, Page 665, Walker County, Georgia records and with a metes and bounds legal description as follows.

All that tract or parcel of land situate, lying and being in Land Lot 44 in the 9th District and 4th Section of Walker County, Georgia, and being in the City of Rossville and being more particularly described as follows: Start at the Northeast corner of the intersection of Ellis Street and Suggs Street, and from said starting point running thence North 00 degrees 45 minutes West along the East line of Suggs Street 200 feet to an iron pin located at the Northwest corner of property now owned by Walker County, Georgia, the same being the beginning point of the property herein described and conveyed, and from said beginning point running thence North 89 degrees 10 minutes East along the North line of the property of Walker County a distance of 185 feet to an iron pin; thence North 00 degrees 45 minutes West 10 feet to an iron pin; thence South 89 degrees 10 minutes West 185 feet to an iron pin; thence continuing South 89 degrees 10 minutes West 6.8 feet; thence South 00 degrees 45 minutes East 10 feet; thence North 89 degrees 10 minutes East 6.8 feet to the beginning point.

Schedule 2(b)

Allocation of Purchase Price

Columbia

$

2,910,000.00

Hillview

$

3,845,000.00

Knoxville

$

4,510,000.00

Springfield

$

4,180,000.00

Madisonville

$

2,615,000.00

Rossville

$

2,940,000.00